Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

CECO Environmental Corp.

Cincinnati, Ohio

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 16, 2012, relating to the consolidated financial statements of CECO Environmental Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Chicago, Illinois

August 13, 2012